EXHIBIT 99.1

NEWS RELEASE	CONTACT: Randy Lieble
FOR IMMEDIATE RELEASE	(715) 839-2164

NATIONAL PRESTO INDUSTRIES, INC. ANNOUNCES

RESIGNATION OF AN OFFICER

Eau Claire, Wisconsin (January 12, 2009) — National Presto Industries, Inc. (NYSE: NPK) today announced that Ian Kees, the Company’s Corporate Secretary resigned on January 9, 2009 for personal reasons.  Randy Lieble, CFO, will assume the additional position as secretary. Maryjo Cohen, President and CEO, stated, “Mr. Kees is a talented, dedicated attorney and businessman whom we will miss.”

National Presto Industries, Inc. operates in three business segments. The Housewares/Small Appliance segment designs and sells small household appliances and pressure cookers under the PRESTO® brand name, and is recognized as an innovator of new products. The Defense segment manufactures a variety of products, including medium caliber training and tactical ammunition, energetic ordnance items, fuzes, and cartridge cases. The Absorbent Products segment is primarily engaged in the manufacture of private label adult incontinence products and baby diapers.

This release contains “forward looking statements” made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties, as well as assumptions, that could cause actual results to differ materially from historical results and those presently anticipated or projected. In addition to the factors discussed above, other important risk factors are delineated in the Company’s various SEC filings.